Exhibit 3.144

CERTIFICATE OF LIMITED PARTNERSHIP

OF

DCT CENTRAL GREEN LP

The undersigned on the 19th day of August, 2005, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

I. The name of the limited partnership is DCT Central Green LP.

II. The address of the limited partnership’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the limited partnership’s registered agent for service is Corporation Service Company.

III. The name and mailing address of the general partner of the limited partnership is as follows:

DCT Central Green GP LLC

518 17th Street

Suite 1700

Denver, CO 80202

IV. The limited partnership shall commence upon the filing of this Certificate.

IN WITNESS WHEREOF, The undersigned has executed this Certificate of Limited Partnership of DCT Central Green LP on this 19th day of August, 2005.

DCT CENTRAL GREEN GP LLC

By:	/s/ Howard L. Rosenberg
Name:	Howard L. Rosenberg
Title:	Authorized Person